Exhibit 10.1

LIMITED LIABILITY COMPANY

CONTRIBUTION AND SUBSCRIPTION AGREEMENT

This Limited Liability Company Contribution and Subscription Agreement (“Agreement”) is entered into as of this 31st day of March, 2006, by and between Dominion Homes Financial Services, Ltd., an Ohio limited liability company (“DHFS”) and Centennial Home Mortgage, LLC, a Delaware limited liability company (the “Company”).

WITNESSETH:

WHEREAS, DHFS desires to form the Company to engage in the residential mortgage lending business (the “Business”);

WHEREAS, in connection with the formation of the Company DHFS will be contributing certain Assets (defined herein) of DHFS to the Company in exchange for the issuance by the Company to DHFS of 1,000 units (“Units”), which represent all of the issued and outstanding units of the Company;

WHEREAS, upon formation by DHFS, the Company is a disregarded entity for federal tax purposes pursuant to the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, DHFS has concluded that (i) the exchange of the Assets for the Units constitutes adequate consideration, (ii) DHFS is and will continue to remain solvent after the transactions contemplated herein and (iii) the transactions herein are not being made to delay or defraud creditors of the Company or DHFS;

NOW, THEREFORE, in consideration of the foregoing premises and the covenants herein contained, the parties hereto make the following agreement, intending to be legally bound thereby:

Section 1. Transfer of Assets. DHFS will sell, assign, transfer, convey, set over and deliver unto the Company all of DHFS’s estate, right, title and interest in and to all of the assets, properties and rights set forth in Exhibit A, attached hereto and incorporated herein by this reference (the “Assets”). The parties agree that the Company shall assume no liabilities in connection with or related to assets and liabilities of DHFS not transferred hereby (collectively, the “Retained Business”), including but not limited to any liability, related to any lawsuits filed against DHFS in connection with its mortgage company operations. DHFS shall indemnify and hold harmless the Company, its officers, directors and agents from and against all loss, cost, liability, damage, expense (including reasonable attorneys’ fees and court costs) arising from or in connection with the Retained Business.

To the extent that the transfer hereunder of any lease, agreement, contract, contractual right, claim, cause of action or the like related to the Assets shall require the consent of any other party (or in the event that any of the same shall be non-assignable), neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an attempt to assign if such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution thereof; provided, however, that in each such case, DHFS shall use its best efforts to obtain the consent of such other party to an assignment and transfer of such agreement to the Company. If such consent is not obtained, DHFS shall cooperate with the Company in any reasonable arrangement designed to provide for the Company the benefits under any such lease, agreement, contract, contractual right, claim, cause of action or the like as the case may be, including enforcement, for the account and benefit of the Company, of any and all rights of DHFS against any other person arising out of the breach or cancellation by such other person or otherwise.

Section 2. Assumption of Liabilities Related to the Assets. The Company hereby assumes and agrees to pay and discharge all debts, obligations and liabilities and to perform all agreements related to the Office Lease and the Pipe Line Loans (as defined in Exhibit A), whether absolute or contingent, existing on the Effective Date, and to indemnify and hold harmless DHFS, its officers, directors and agents, from and against all loss, cost, liability, damage or expense (including reasonable attorneys’ fees and court costs) arising therefrom or in connection therewith.

Section 3. Transitional Agreements between DHFS and the Company. The employees identified in Exhibit A-1 shall become the employees of the Company on the Effective Date of this Agreement, or as soon thereafter as is practicable, and DHFS shall have no liability in connection with such employees for events occurring after such transfer. The Company will indemnify and hold harmless DHFS, its officers, directors and agents, from and against all loss, cost, liability, damage or expense (including reasonable attorneys’ fees and court costs) arising therefrom or in connection therewith. In addition, those employees identified in Exhibit B shall be employed by the Company upon the winding-up of the DHFS mortgage company business, assuming such employees satisfy hiring requirements of the Company.

Section 4. Power of Attorney in Connection with the Assets. With respect to the Assets, DHFS hereby constitutes and appoints the Company, its successors and assigns, the true and lawful attorney and attorneys of DHFS, with full power of substitution, in the name of DHFS or otherwise, and on behalf of and for the benefit of the Company, its successors and assigns, and at the sole cost and expense of the Company, its successors and assigns, to demand, enforce, sue for, collect or receive, from time to time, any and all properties, assets and rights, tangible or intangible, hereby assigned, transferred and conveyed, or intended so to be; to give receipts, releases and acquittances for or in respect of the same or any part thereof, and from time to time to institute and prosecute in the name of DHFS or otherwise any and all proceedings at law, in equity or otherwise, which the Company, its successors and assigns may deem advisable; to collect, assert, or enforce any claim, right, title, interest, debt or account hereby assigned, transferred or conveyed or intended so to be; to defend and compromise any and all actions, suits or proceedings in respect of any of the assets, properties and rights hereby assigned, transferred and conveyed or intended so to be; to endorse, in the name of DHFS, all checks, notes, bills, drafts or other documents as evidences of indebtedness; and to do any and all acts and things in relation thereto that the Company, its successors and assigns may deem advisable. DHFS hereby declares that the foregoing powers are coupled with an interest and shall be irrevocable.

Section 5. Further Assurances and Indemnification.

a.	DHFS hereby covenants that it will at any time and from time to time execute and deliver to the Company, its successors and assigns, any new or confirmatory instruments and do and perform any other acts which the Company, its successors and assigns, may reasonably request fully to assign and transfer to and vest in the Company, its successors and assigns, the Assets.

b.	DHFS further agrees to protect and indemnify the Company in connection with its right, title and interest in and enjoyment of all properties, assets and rights of DHFS in the Assets intended to be assigned, transferred and conveyed hereby, or to enable the Company, its successors and assigns, to realize upon or otherwise to enjoy any such properties, assets and rights.

c.	DHFS covenants to the Company that from the date hereof until the Effective Date it shall operate the Assets in the ordinary course, consistent with its past practice.

d.	Other than as a holder of Units as provided herein, and the winding up of its residential mortgage business operations which exist as of the date of this Agreement as part of the Retained Business, DHFS covenants with the Company that, so long as DHFS owns an interest in the Company, DHFS will not, directly or indirectly, engage in the residential mortgage business, or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of any business a substantial portion of whose products or services are competitive with the products and services of the Company.

Section 6. Effective Date and New Change. This Agreement shall be effective as of March 31, 2006 (the “Effective Date”).

Section 7. General Representations and Warranties. DHFS represents and warrants to the Company that on the date hereof and on the Effective Date:

a.	DHFS has been duly formed as a limited liability company and is in full and effect under the laws of the State of Ohio, has the limited liability, power and authority to own, lease and operate its business, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or leasing of such properties or the conduct of such business requires such qualification, except where the failure so to qualify would not have a material adverse effect on the financial condition, earnings, operations or business of the Company.

b.	DHFS has the limited liability company power and authority to enter into this Agreement.

c.	This Agreement has been duly authorized by all necessary limited liability company action on the part of the Company. This Agreement has been duly executed and delivered by DHFS, and assuming due authorization, execution and delivery by the Company, is a valid and binding agreement of DHFS, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 8. Representations, Warranties and Covenants in Connection with the Issuance of Units. DHFS hereby acknowledges, represents and warrants to the Company that:

a.	DHFS is purchasing the Units for its own account for the purpose of investment and has no present intention of selling, transferring or otherwise distributing or disposing of the Units other than to WF.

b.	DHFS has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Units and can afford to hold the Units for an indefinite period of time and can afford to lose its total investment in the Units.

c.	DHFS is aware that the Units to be acquired by it have not been registered under the Securities Act of 1933, as amended (the “Act”), and that the Units cannot be sold, transferred, pledged, hypothecated or otherwise distributed by DHFS, other than to WF, unless a registration statement registering the Units under the Act has been filed with the Securities and Exchange Commission and has become effective or unless the Units are sold or otherwise distributed in a transaction in respect of which the Company has previously received an opinion, satisfactory to the Company, stating that such registration is not required.

d.	The Company may prevent transfer and registration of transfer of the Units, other than to WF, unless the Company shall have received an opinion from counsel satisfactory to it to the effect that any such transfer would not violate the Act or the applicable laws of any state. The Company may cause each certificate evidencing the Units to bear a legend reflecting all applicable restrictions on transfer.

Section 9. Indemnification. Promptly after receipt of either party hereto (the “Indemnitee”) of notice of any demand, claim or circumstances which would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an “Asserted Liability”) subject to indemnification hereunder, the Indemnitee shall give notice thereof to the other party obligated to provide indemnification (the “Indemnifying Party”). Such notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount claimed or the amount of loss or damage (estimated, if necessary) that has been or may be suffered by the Indemnitee.

The Indemnifying Party may elect to pay, settle, compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to pay, settle, compromise or defend such Asserted Liability, it shall, within 30 days (or sooner, if the nature of the Asserted Liability so requires), notify the lndemnitee of its intent to do so; provided, however, that the Indemnifying Party shall not settle or compromise any claim without the prior written consent of the Indemnitee unless, as part of such settlement or compromise, the Indemnitee shall receive a full and unconditional release satisfactory to the Indemnitee from the Asserted Liability.

The Indemnitee shall cooperate in such payment of settlement, compromise or defense and shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such payment, settlement, compromise or defense. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, settle, compromise or defend such Asserted Liability. The Indemnitee may participate, at its own expense, in the defense of any Asserted Liability.

Section 10. Miscellaneous.

a.	Access to Information. All parties to this Agreement shall have the right to examine the books and records of any other party to this Agreement to the extent necessary to insure specific compliance and conformity with the provisions of this Agreement.

b.	No Waiver. No failure by any party to insist upon compliance with any term of this Agreement, exercise any option, enforce any right or seek any remedy upon any default of any other party shall affect, or constitute a waiver of, the first party’s right to insist upon such strict compliance, exercise that option, enforce that right or seek that remedy with respect to that default or any prior, contemporaneous or subsequent default. No custom or practice of the parties at variance with any provision of this Agreement shall affect, or constitute a waiver of, any party’s right to demand strict compliance with all provisions of this Agreement.

c.	Applicable Law. All questions concerning the validity or meaning of this Agreement or relating to the rights and obligations of the parties with respect to performance under this Agreement shall be construed and resolved under the laws of the State of Ohio (without giving effect to the conflict of laws and principles thereof), except to the extent specifically regulated by federal laws.

d.	Forum. All parties to this Agreement hereby designate exclusively the Court of Common Pleas of Franklin County, Ohio, as the court of proper jurisdiction and venue for any actions or proceedings relating to this Agreement and hereby irrevocably consent to such designation, jurisdiction or venue with respect to any action or proceeding initiated in the Court of Common Pleas of Franklin County, Ohio.

e.	Specific Performance. The parties acknowledge and agree that great loss and irreparable damage could be suffered if any party or parties should breach or violate any of the terms or provisions of this Agreement or refuse to carry out such party’s obligations hereunder. Each party acknowledges and agrees that, in addition to all the remedies provided by law or in equity, the other parties shall be entitled to injunctive relief to prevent a breach or contemplated breach of this Agreement and shall be entitled likewise to a court order providing for specific performance of any of such defaulting party’s obligations hereunder.

f.	Entire Agreement; Amendment. This Agreement, including exhibits and annexes attached hereto, constitutes the entire agreement by, between and among the parties with respect to the subject matter hereof. No alteration, amendment or modification of this Agreement will be effective unless confirmed in writing and executed by all parties to the subject agreement.

g.	Severability. If and to the extent that any court of competent jurisdiction holds any provision of this Agreement to be invalid or unenforceable, such holding in no way shall affect the validity of the other provisions of this Agreement, which shall remain in full force and effect.

h.	Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their successors and assigns. This Agreement is intended for the exclusive benefit of the parties hereto and their successors and assigns, and nothing contained herein shall create any rights or benefits in or to any third party.

i.	Notices. Any notice or other communication required or desired to be given by one party to another hereunder shall be given in writing and shall be deemed to be given if given by U.S. mail, first-class postage prepaid, or if telegrammed, faxed or messengered, to the address set forth below:

If to the Company:

c/o Christine A. Murry, Esq.

5000 Tuttle Crossing Blvd.

Dublin, OH 43016-5555

If to DHFS:

c/o Christine A. Murry, Esq.

5000 Tuttle Crossing Blvd.

Dublin, OH 43016-5555

IN WITNESS WHEREOF, the Company and DHFS each have caused this Agreement to be executed and accepted, in its name and behalf, and attested, as of the day and year first above written.

COMPANY		DOMINION HOMES FINANCIAL SERVICES, LTD.

By:	/s/ Terry E. George	By:	/s/ William G. Cornely
Its:	Treasurer	Its:	President